UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150028	32-0196442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1009 McKinley Avenue, Kellogg, Idaho 83837

(Address of Principal Executive Offices) (Zip Code)

(604) 417-7952

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2026, Bunker Hill Mining Corp. (the “Company”) appointed Bradley Barnett, age 55, as the Company’s Chief Financial Officer, effective on July 15, 2026.

Prior to his appointment, Mr. Barnett was the Company’s Interim Chief Financial Officer and Corporate Secretary from March 10, 2026. He also served as the Company’s Vice President of Sustainability from November 2020 to October 2025 and subsequently served as the Company’s Director of Special Projects from October 2025 to March 2026. Mr. Barnett has a bachelors degree in economics from the University of California – Riverside, received in January of 2026.

In connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Barnett (the “Employment Agreement”) pursuant to which Mr. Barnett will receive: (i) a $50,000 sign-on bonus issued in restricted share units which will vest on the first anniversary of the grant date, (ii) an annual base salary of $300,000, (iii) an annual incentive bonus targeted at 70% of his annual base salary, and (iv) an annual long-term incentive bonus targeted at 100% of his annual base salary. The Employment Agreement also contains customary employment terms and conditions.

The foregoing description of the material terms of the Employment Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Barnett does not have any family relationship with any other member of the board of directors or any executive officer of the Company. The Company has not engaged in any transaction in which Mr. Barnett or a person related to Mr. Barnett had a direct or indirect material interest that is reportable under Item 404(a) of Regulation S-K. To the Company’s knowledge, there is no arrangement or understanding between any of its officers and Mr. Barnett pursuant to which he was selected to serve as an officer.

Item 7.01 Regulation FD

On July 16, 2026 the Company issued a press release that announced Mr. Barnett’s appointment as Chief Financial Officer.

A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated July 15, 2026, by and between the Company and Bradley Barnett
99.1	Press Release dated July 16, 2026
104	Cover Page Interactive Data File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUNKER HILL MINING CORP.

DATE: July 17, 2026	By:	/s/ Sam Ash
Sam Ash
President and Chief Executive Officer